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                         EXHIBITS 5 AND 23.1

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                        SMITH, GAMBRELL & RUSSELL
        A PARTNERSHIP OF PROFESSIONAL CORPORATIONS AND INDIVIDUALS
                            ATTORNEYS AT LAW
                        SUITE 3100, PROMENADE  II
                        1230 PEACHTREE STREET, N.W.
                        ATLANTA, GEORGIA 30309-3592


                                        April 24, 1995


Board of Directors
The Home Depot, Inc.
Two Paces West
2727 Paces Ferry Road
Atlanta, Georgia  30339


Re: The Home Depot, Inc. Registration Statement on Form S-8 for Non-U.S. Employee Stock Purchase Plan, No. 33-_____

Gentlemen:

     In connection with the registration of 5,000,000 shares of the Common Stock, par value $.05 (the "Securities") of The Home Depot, Inc. (the "Company") issuable under the Company's Non-U.S. Employee Stock Purchase Plan, we have examined the following:

     1. A copy of Registration Statement No. 33-_____ to be filed with the Securities and Exchange Commission on or about April 24, 1995, and the Exhibits to be filed with and as a part of said
Registration Statement;

     2. A copy of the Restated Certificate of Incorporation of the Company, as amended, as referred to in said Registration
Statement;

     3. A copy of the By-Laws of the Company, as amended, as referred to in said Registration Statement;

     4. Copies of the minutes of meetings of the Board of Directors of the Company or committees thereof, deemed by us to be relevant to this opinion.

Further in connection with this matter, we have reviewed certain of the Company's proceedings with respect to the authorization of the issuance of such Securities and with respect to the filing of said Registration Statement.

     Based on the foregoing, it is our opinion that:

     (i) the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware;

     (ii) the necessary corporate proceedings and actions legally required for the registration of the Securities have been held and taken;

     (iii) the issuance and sale of the Securities has been duly and validly authorized; and

     (iv) the shares of Common Stock of the Company when issued will be fully paid, non-assessable and free of preemptive rights.

     We consent to the filing of this opinion as an Exhibit to the aforementioned Registration Statement on Form S-8. In giving this, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                SMITH, GAMBRELL & RUSSELL



                                /s/ Howard E. Turner
                                (Howard E. Turner)